LEASE RENEWAL AND MODIFICATION AGREEMENT

                  AGREEMENT made as of the 30th day of April, 1994, between 780 EAST 132 STREET COMPANY, a New York general partnership, having an office c/o Benenson Realty Company, 780 Third Avenue, New York, New York, as Landlord (referred to herein as "Landlord"), and EVERLAST WORLD'S BOXING HEADQUARTERS CORPORATION, a New York corporation having a office at 720 East 132nd Street, Bronx, New York (referred to herein as "Tenant").

                              W I T N E S S E T H :

                  WHEREAS;

                  1. Under date of January 28, 1974 Landlord, and Tenant entered into a lease affecting a portion of the main floor and basement in the building known as 720-780 East 132nd Street, Borough of the Bronx, City of New York, (said lease as modified by various written agreements, including, without limitation, agreements dated as of February 22, 1974, March 14, 1974, April 14, 1974 and January 1, 1983 is referred to as the "Lease" and the premises demised therein, together with all appurtenances, fixtures, improvements, additions and other property attached thereto or installed therein, other than Tenant's personal property, are referred to herein, collectively, as the "Demised Premises";

                  2. Landlord and Tenant now desire to extend the Lease and in connection with such extension modify the provisions of the Lease.

                  NOW, THEREFORE, in consideration of the mutual covenants contained herein the parties agree as follows:

                  FIRST: Landlord and Tenant agree and acknowledge that the terms, covenants and conditions of the Lease are hereby modified as follows:

                           (A) Extension - Second  Renewal Term: The Term of the
Lease shall be extended for the period (sometimes referred to herein as the "Second Renewal Term") beginning in May 1, 1994 and ending in April 30, 2004 (which date is sometimes referred to herein as the "Expiration Date") upon all of the executory terms, covenants or conditions of this Lease except as otherwise modified herein:

                           (B) Fixed Rent - Second  Renewal Term: The Fixed Rent
under the Lease (referred to in the Lease and herein as "Fixed Rent") during the Second Renewal Term shall be as follows:

                  (A) the sum of THREE HUNDRED SIXTY-FIVE THOUSAND FORTY-THREE and 00/100 ($365,043.00) DOLLARS per annum for the period May 1, 1994 to April 30, 1997, and the monthly installments of Fixed Rent for such period shall each be THIRTY THOUSAND FOUR HUNDRED TWENTY and 25/100 ($30,420.25) DOLLARS;

                  (B) the sum of THREE HUNDRED EIGHTY-THREE THOUSAND FORTY-THREE and 00/100 ($383,043.00) DOLLARS per annum for the period beginning in May 1, 1997 and ending on April 30, 2000 and the monthly installments of Fixed Rent for such period shall each be THIRTY-ONE THOUSAND NINE HUNDRED TWENTY and 25/100 ($31,920.25) DOLLARS.

                  (C) the sum of FOUR HUNDRED ONE THOUSAND FORTY-THREE 00/100 ($401,043.00) DOLLARS per annum for the period beginning in May 1, 2000 and ending on the Expiration Date and the monthly installments of Fixed Rent for such period shall each be THIRTY-THREE THOUSAND FOUR HUNDRED TWENTY and 25/100 ($33,420.25) DOLLARS.

                           (C) As of the date hereof the  provisions  of Article
79 of the Lease (entitled "Tenant's Single Renewal Option) shall be deemed deleted therefrom;

                           (D)  The   provisions  of  Article  38,   Article  77
(entitled "Escalation For Area X")1, and Article 78 of the Lease (entitled "Escalation for 1982 Additional Space")2 shall not apply to the Second Renewal Term.

                           (E) The  following  new Article 80  entitled  "Second
Renewal Term Escalation" shall be deemed added to the Lease as of May 1, 1994 and shall apply to the Second Renewal Term:

                                   "ARTICLE 80
                         SECOND RENEWAL TERM ESCALATION

                  Section 80.01. In the determination of any increase in the Fixed Rent under the provisions of this Article 80, Landlord and Tenant agree that the following terms shall have the following meanings:

                           (A) The term "Tax Escalation Year" shall mean each fiscal year commencing July 1st and ending on the following June 30th which shall include any part of the Demised Term from and after May 1, 1994.

                           (B) The Term "Taxes" shall be deemed to include all real estate taxes and assessments, special or otherwise, upon or with respect to the Building and plot of Land upon
- --------
         1 (included in the Lease under the provisions of the April 14, 1977 Lease Amendment)

         2 (included in the Lease under the provisions of the January 1, 1983 Lease Amendment)
         which the Building stands, presently designated as Block 2543, Lot 60 (which Building and plot of Land are sometimes referred to herein, collectively, as the "Real Property") imposed by the City of New York or County of the Bronx or any other taxing authority without reduction for any exemption or abatement, provided that the tax assessed by any other taxing authority is to create a new or additional source of revenue through taxation of real estate as such. If, due to any change in the method of taxation, any franchise, income, profit, sales, rental, use and occupancy or other tax shall be substituted for, or levied against Landlord or any owner of the Real Property, in lieu of or in addition to any real estate taxes or assessments upon or with respect to the Real Property, such tax shall be included in the term Taxes for the purposes of this Article.

                           (C) The term "Landlord's Base Tax Liability" shall mean a sum equal to Taxes paid by Owner for the fiscal tax year beginning on July 1, 1994 and ending on June 30, 1995, which fiscal tax year is referred to herein as the "Base Tax Year".

                           (D) The term "Tenant's Proportionate Share" shall mean Forty-Nine and nine tenths (49.9%) percent.

                           (E) The term "Landlord's Tax Statement" shall mean an instrument containing a computation of any increase in the Fixed Rent pursuant to the provisions of Section 80.02(A) of this Article.

                  Section 80.02(A) If Taxes payable in any Tax Escalation Year shall be in such amount as shall constitute an increase above Landlord's Base Tax Liability, then, subject to any "Tenant Tax Escalation Credit" as determined by the provisions of Subsection (C) of this Section 80.02, the Fixed Rent for such Tax Escalation Year shall be increased by a sum equal to Tenant's Proportionate Share of any such increase in Taxes.

                           (B) Unless the Demised Term shall expire on a June 30th, any increase in the Fixed Rent pursuant to the provisions of said Subsection (A) for the Tax Escalation Year in which the date of the expiration of the Demised Term shall occur shall be apportioned in that percentage which the number of days in the period from July 1st of such Tax Escalation Year to such date of expiration, both inclusive, shall bear to the total number of days in such Tax Escalation Year.

                           (C) Provided that Tenant is not then in default of any of the terms, covenants or conditions of this Lease on the part of Tenant to be observed or performed beyond any applicable grace period expressly provided for in this Lease for the curing of such default, if the Taxes payable by Landlord for any Tax Escalation Year after the Base Tax Year shall be less than the Landlord's Base Tax Liability, then3, the amount constituting Tenant's Proportionate Share of the difference between the Taxes for such Tax Escalation Year and Landlord's Base Tax Liability shall be credited against any future increase in Fixed Rent on account of any increases in Taxes (in accordance with the provisions of this Article
         80) for any future Tax Escalation Year. The amount of such credit to which Tenant shall be entitled under the provisions of this Subsection
         (C) is referred to herein as "Tenant's Tax Escalation Credit"). Subject to the provisions of the next following sentence, the amount of such Tenant's Tax Escalation Credit shall be cumulative for each Tax Escalation Year after the Base Tax Year in which Taxes payable by Landlord are less then Landlord's Base Tax Liability. However, the amount of Tenant's Tax Escalation Credit may only be used once so that if all or portion of Tenant's Tax Escalation Credit is applied as a credit against any increase in Fixed Rent under the provisions of this
         Article 80 such amount shall not be used as a further credit against further Fixed Rent increases and Tenant's Tax Escalation Credit shall be appropriately reduced by the amount so used as a credit. Tenant's Tax Escalation Credit may only be applied against increases in Fixed Rent on account of increases in Taxes in accordance with the provisions of this Article 80 and shall not be applied or used as a credit against the payment of Fixed Rent or any other sums due and payable by Tenant to Landlord under this Lease. In calculating any Tenant's Tax Escalation Credit under the provisions of this Subsection (C) the term Taxes for any Tax Escalation Year shall include Tenant's Proportionate Share of all costs and expenses, including counsel fees, paid or incurred by Landlord in connection with any application, proceeding or action to cause such decrease in Taxes provided that such counsel fees shall not be in excess of one third (1/3) of the amount of such decrease in Taxes. Examples of the operation of this Subsection (C) and the following Subsection (D) are provided in Schedule A annexed to and made a part hereof.

                           (D) Notwithstanding the provisions of the above Subsection (C) to the contrary, in the event that (i) in any Tax
         Escalation Year after the Base Tax Year the Fixed Rent shall be increased by reason of an increase in Taxes in accordance with the provisions of Section 80.02(A) and (ii) in any subsequent Tax Escalation Year (after such increase in Fixed Rent on account of Taxes) the Taxes payable by Landlord for such subsequent Tax Escalation Year shall be less than the Landlord's Base Tax Liability, then, provided that Tenant is not then in default of any of the terms, covenants or conditions of this Lease on the part of Tenant to be observed or performed beyond any applicable grace period expressly provided for in this Lease for the curing of such default, Tenant shall be entitled to a credit against the next accruing installments of Fixed Rent in an amount equal to Tenant's Proportionate Share of the difference between the Taxes payable by Landlord for such subsequent Tax Escalation Year and Landlord's Base Tax Liability, provided that the amount of such credit shall not exceed the aggregate amount of the increases



- --------
     3 (subject to the provisions of the following subsection (D)) in Fixed Rent paid by Tenant on account of increases in Taxes by operation of the provisions of this Article 80. The amount to which Tenant shall be entitled under the provisions of this Subsection (D) is sometimes referred to herein as "Tenant's Tax Escalation Refund"). However, the amount of Tenant's Tax Escalation Refund may only be used once so that if all or portion of Tenant's Tax Escalation Refund is applied as a credit against the next accruing installments of Fixed Rent under the provisions of this Article 80 the amount of the credit so used shall not be applied as a credit against further installments of Fixed Rent and Tenant's Tax Escalation Refund shall be appropriately reduced by the amount so used as such credit. In calculation any Tenant's Tax Escalation Credit under the provisions of this Subsection
         (D) the term Taxes for any Tax Escalation Year shall include Tenant's Proportionate Share of all costs and expenses, including counsel fees, paid or incurred by Landlord in connection with any application, proceeding or action to cause such decrease in Taxes provided that such counsel fees shall not be in excess of one third (1/3) of the amount of such decrease in Taxes. In the event that Tenant's Tax Escalation Refund shall be applied as provided in this Subsection (D) by reason of such decrease in Taxes, the provisions of Subsection (C) with regard to any Tenant Tax Escalation Credit shall not be applicable. Examples of the operation of this Subsection (D) and Subsection (C) are provided in Schedule A annexed to and made a part hereof.

                  Section 80.03.(A) Landlord shall render to Tenant, either in accordance with the provisions of Article 27 or by personal delivery at the Demised Premises, an Landlord's Tax Statement with respect to each Tax Escalation Year, either prior to or during such Tax Escalation Year. However, Landlord's failure to render an Landlord's Tax Statement with respect to any Tax Escalation Year shall not prejudice Landlord's right to recover any sums due to Landlord hereunder with respect to such Tax Escalation Year, nor shall it deprive Tenant of any credit to which it otherwise might be entitled for such Tax Escalation Year pursuant to the provisions of Subsection (D) of this Section 80.03. The obligations of Landlord and Tenant under the provisions of Section
         80.02 and this Section 80.03 with respect to any increase in the Fixed Rent or any credit to which Tenant may be entitled shall survive the expiration or any sooner termination of the Demised Term. Within ten
         (10)  days  next  following  rendition  of  the  first  Landlord's  Tax
         Statement which shows an increase in the Fixed Rent for any Tax Escalation Year, Tenant shall pay to Landlord one half (1/2) of the amount of the increase shown upon such Landlord's Tax Statement for such Tax Escalation Year (minus any monies previously paid to Landlord on account of such increase). In order to provide for current payments on account of (i) the next installment of Taxes payable by Landlord for such Tax Escalation Year, if any, and (ii) future potential increases in the Fixed Rent which may be payable by Tenant pursuant to the provisions of Subsection (A) of Section 80.02 for future Tax Escalation Years, Tenant shall (a) pay to Landlord, on the first day of the calendar month next following the rendition of such Landlord's Tax Statement, a sum equal to one twelfth (1/12) of the increase in the Fixed Rent shown upon such Landlord's Tax Statement for such Tax Escalation Year (before any apportionment pursuant to the provisions of Subsection (B) of Section 80.02) multiplied by the number of months which may have elapsed between either (x) July 1st of such Tax Escalation Year if such Landlord's Tax Statement is rendered between July 1st and December 31st of such Tax Escalation Year or (y) January 1st of such Tax Escalation Year if such Landlord's Tax Statement is rendered between January 1st and June 30th of such Tax Escalation Year and the month in which such payment is made, and (b) thereafter pay to Landlord on the first day of each month of the Demised Term (until rendition by Landlord of a new Landlord's Tax Statement) a sum equal to one twelfth (1/12th) of the increase in the Fixed Rent payable pursuant to the provisions of Subsection (A) of Section 80.02 for the Tax Escalation Year with respect to which Landlord has most recently rendered an Landlord's Tax Statement (before any apportionment pursuant to the provisions of Subsection (B) of Section 80.02); each such monthly installment shall be added to and payable as part of each monthly installment of Fixed Rent.

                  (B) Following rendition of each subsequent Landlord's Tax Statement a reconciliation shall be made as follows: Tenant shall be debited with any increase in the Fixed Rent shown upon such Landlord's Tax Statement and credited with the aggregate amount, if any, paid by Tenant in accordance with the provisions of Subsection (A) of this Section on account of potential future increases in the Fixed Rent pursuant to Subsection 80.02(A) which has not previously been credited against increases in the Fixed Rent shown upon Landlord's Tax Statements. Tenant shall pay any net debit balance to Landlord within ten (10) days next following rendition by Landlord, either in accordance with the provisions of Article 27 or by personal delivery at the Demised Premises of an invoice of such net debit balance; any net credit balance shall be applied as an adjustment against the next accruing monthly installment as provided in subdivision (b) of Subsection (A) of this Section 80.03.

                  (C) Tenant acknowledges that under the present law Taxes are payable by Landlord (i) with respect to a fiscal year commencing July 1st and ending on the following June 30th and (ii) in two (2) installments, in advance, the first of which is payable on July 1st and the second and final payment of which is payable on the following January 1st. Tenant further acknowledges that it is the purpose and intent of this Section 80.03 to provide Landlord with Tenant's Proportionate Share of the increase in the Fixed Rent pursuant to the provisions of Subsection (A) of Section 80.02 at or about the time such installment of Taxes is required to be paid by Landlord without penalty or interest. Accordingly, Tenant agrees that if the number of such installments, and/or the time for payment thereof, and/or the fiscal year used for purposes of Taxes, is changed, then, (a) at the time any such revised installment is payable by Landlord, Tenant shall pay to Landlord the amount which shall provide Landlord with the increase in the Fixed Rent pursuant to the provisions of Section 80.02(A) applicable to the revised installment of Taxes then required to be paid by Landlord and (b) this Article shall be appropriately adjusted to reflect such change and the time for payment by Tenant to Landlord of Tenant's Proportionate Share of any increase in Taxes as provided in this Article shall be appropriately revised so that Landlord shall always be provided with the increase in Fixed Rent for Tenant's Proportionate Share of the increase in Taxes prior to the installment of Taxes required to be paid by Landlord.

                  (D) (1) If, as a result of any application or proceeding brought by or on behalf of Landlord, Landlord's Base Tax Liability shall be decreased, Landlord's Tax Statement next following such decrease shall include any adjustment of Fixed Rent for all prior Tax Escalation Years reflecting a debit to Tenant equal to the amount by which (a) the aggregate Fixed Rent payable with respect to all such prior Tax Escalation Years (pursuant to the operation of the provisions of Subsection (A) of Section 80.02) based upon such reduction of Landlord's Base Tax Liability shall exceed (b) the aggregate increases in Fixed Rent actually paid by Tenant with respect to all such prior Tax Escalation Years.

                           (2) If, as a result of any application or proceeding brought by or on behalf of Landlord for reduction of the assessed valuation of the Real Property for any fiscal tax year subsequent to the fiscal tax year commencing July 1st, 1994, and expiring June 30th, 1995, there shall be a decrease in Taxes for any Tax Escalation Year with respect to which Landlord shall have previously rendered a Landlord's Tax Statement, Landlord's Tax Statement next following such decrease shall include an adjustment of any increases in Fixed Rent for such Tax Escalation Year reflecting a credit to Tenant equal to the amount by which (i) the increases in Fixed Rent actually paid by Tenant with respect to such Tax Escalation Year (pursuant to the operation of the provisions of Section 80.02) less Tenant's Proportionate Share of all costs and expenses, including counsel fees, paid or incurred by Landlord in connection with such application or proceeding4, shall exceed (ii) the increases in Fixed Rent payable with respect to such Tax Escalation Year (pursuant to the operation of the provisions of Section 80.02) based upon such reduction of the assessed valuation.

                  Section 80.04.(A) In the event of any dispute between Landlord and Tenant arising out of any increases in Fixed Rent provisions of this Article, such dispute may, at the option of either Landlord or Tenant, be determined by arbitration in New York City in accordance with the rules and regulations then obtaining of the American Arbitration Association or its successor. Any such determination shall be final and binding upon the parties whether or not a judgment
- --------
     4 to the extent that such costs and expenses are not used to calculate Tenant's Tax Escalation Credit in accordance with the provisions of
         Section 80.02 C.

         shall be entered in any court. Notwithstanding any dispute and submission to arbitration, any increase in the Fixed Rent shown upon any Landlord's Tax Statement shall be payable by Tenant within the time limitation set forth in this Article. If the determination in such arbitration shall be adverse to Landlord, any amount paid by Tenant to Landlord in excess of the amount determined to be properly payable shall be credited against the next accruing installments of Fixed Rent due under this Lease. However, if there are no such installments, such amounts shall be paid by Landlord to Tenant within ten (10) days following such determination.

                  (B)  The   obligations   of  Landlord  and  Tenant  under  the
         provisions of this Article 80 shall survive the expiration or any sooner termination of the Demised Term. All sums payable by Tenant under this Article shall be collectible by Landlord in the same manner as Fixed Rent.

                  SECOND: (A) This Agreement embodies and constitutes the entire understanding between the parties with respect to the transaction contemplated herein. Unless otherwise stated to the contrary, all of the capitalized terms herein shall have the same meaning attributable to them in the Lease. This Agreement may not be modified, amended or terminated and Tenant's obligations hereunder shall in no way be discharged, except by written instrument executed by the parties hereto. This Agreement shall be governed by and construed in accordance with the laws of the State of New York. This Agreement shall not be binding or effective until this Agreement is executed and delivered by Landlord and Tenant and this Agreement may be executed in several counterparts, each of which shall constitute an original, but all of which together shall constitute one and the same instrument.

                  (B) Landlord and Tenant mutually represent and warrant to the other than they had no dealings with any brokers, consultants, individuals or any other entities in the negotiation and/or consummation of this Agreement, Landlord and Tenant hereby mutually agree to indemnify and hold the other party harmless from and against any claims, costs, expenses (including, without limitation, legal fees) and other liabilities incurred by the other party by reason of any claim or action for a commission or fee or other compensation by any other person or broker in connection with this Agreement with whom the indemnifying party may have dealt. The provisions of this Paragraph (B) shall survive the expiration or earlier termination of the Lease.

                  THIRD: This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective legal representatives, successors and permitted assigns.

                  IN WITNESS WHEREOF, the parties hereto have hereunto set their hands and seals as of the day and year first above written.

                              780 EAST 132 STREET COMPANY, Landlord



                              By: /s/ Illegible
                                  ----------------
                                  Name:
                                  Title:


                              EVERLAST WORLD'S BOXING HEADQUARTERS
                              CORPORATION, Tenant


                              By: /s/ Daniel L. Golomb
                                 ------------------------
                                 Name: Daniel L. Golomb
                                 Title: Pres.

                              By: /s/ Ben Nadorf
                                  -----------------------
                                  Name: Ben Nadorf
                                  Title: Sec'y

STATE OF NEW YORK          )
                           ) ss.:
COUNTY OF NEW YORK         )

                  On the 12th day of May, 1994, before me personally came Daniel
L. Golomb and Ben Nadorf, to me known, who being by me duly sworn, did depose and say that they have offices at 780 E. 132nd Street, City of New York -Bronx, State of New York, that they are the President and Secretary of EVERLAST WORLD'S BOXING HEADQUARTERS CORPORATION, the corporation described in and which executed the foregoing Lease Renewal and Modification Agreement, as Tenant; and that they signed their name thereto by authority of the Board of Directors of said corporation.


                                             /s/ Leon Seidman
                                             --------------------------
                                                 Notary Public

                                                 Leon B. Seidman
                                            Notary Public State of New York

                                   SCHEDULE A

(Example of Application of Tenant's Tax Escalation Credit and Tenant's Tax Escalation Refund

                         Under Article 80 of the Lease)

LANDLORD'S BASE TAX LIABILITY = $300,000.00

A)  Taxes 7/1/95 - 6/30/96    = $250,000.00
    ----------------------

    Tenant's Proportionate Shares of
           Landlord's Costs of $16,666.67
           (33-1/3% of the Decrease for Attorneys Fees)


(Illegible)



    Article 80 Fixed Rent Increase =                                        0.00

    Total Tenant's Tax Escalation Credit = $8,319.99 + 20,799.99 =     29,119.97
    ------------------------------------

C)  Taxes 7/1/97 - 6/30/98 = $320,000.00
    ----------------------

    Tenant's Proportionate Share of Increase: 20,000 x 49.9% =         9,980.00

    Tenant's Tax Escalation Credit =                                 ($9,980.00)

    Article 80 Fixed Rent Increase =                                       0.00

    Total Remaining Tenant's Tax

    Escalation Credit: $29,119.97 - $9,980.00 =                      $19,139.97
    ------------------


D)  Taxes 7/1/98 - 6/30/99 = $360,000.00
    ----------------------

    Tenant's Proportionate Shares of Increase: $60,000 x 49.9% =     $29,940.00

    Remaining Tenant's Tax Escalation Credit =                       (19,139.97)

    Article 80 Fixed Rent Increase =                                 $10,800.03


E)  Taxes 7/1/99 - 6/30/2000 = $320,000
    ------------------------

    Tenant's Proportionate Share of Landlord's Cost
    of $13,333.33 (33-1/3% of the Decrease for Attorneys Fees)
    to Obtain Tax Decrease =                                          $6,653.33

    Total Increase in Taxes: $20,000 + $6,653.33         =           $26,653.33

    Tenant's Proportionate Share of Tax Increases
    Paid by Tenant Shares of Tax Increases
    Paid By Tenant $26,653.33 x 49.9% =                              $13,300.01

    Article 80 Fixed Rent Increase =                                 $13,300.01


F)       Taxes 7/1/2000 - 6/30/2001 = $290,000
         --------------------------

         Tenant's Proportionate Shares of Landlord's Cost
         of $10,000 (33-1/3% of the Decrease for Attorneys Fees)
         to Obtain Tax Decrease =                                    $4,990.00

         Total Decrease in Taxes: $10,000 - $4,990.00 =              $5,010.00

         Tenant's Proportionate Share of

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         Tax Decrease: $5,010.00 X 49.9% -                           $2,499.99

         Total Available as Tenant's Tax Escalation
         Refund (see Items D & E above)
         $10,800.03 + $13,300.01 =                                  $24,100.04

         Tenant's Tax Escalation Refund to be Applied
         Against Next Accruing Fixed Rent =                          $2,499.99

         Total Available Unused Tenant's Tax Escalation
         Refund: $24,100.04 - $2,499.99                             $21,600.05


G)       Taxes 7/1/2001 - 6/30/2002 = $290,000
         --------------------------

         Tenant's Proportionate Shares of Cost to
         Obtain Tax Decrease =                                            0.00


         Total Decrease in Taxes =                                  $10,000.00

         Tenant's Proportionate Share of
         Tax Decrease $10,000 x 49.9%                                $4,490.00

         Tenant's Tax Escalation Refund to be Applied
         Against Next Accruing Fixed Rent =                          $4,490.00

         Total Available Unused Tenant's Tax Escalation Refund:
         -----------------------------------------------------
         $21,600.05 - $4,990.00 =                                   $16,610.05


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